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                                                                       Exhibit 5



                                 LAW OFFICES OF
                             ERIC P. LITTMAN, P.A.
                             7695 S.W. 104TH STREET
                              OFFICES AT PINECREST
                                   SUITE 210
                              MIAMI, FLORIDA 33156
                                 July 27, 2004


MARK J. BRYN                                           TELEPHONE: (305) 663-3333
OF COUNSEL                                             FACSIMILE: (305) 668-0003
                                                        E-MAIL: ELITTMAN@AOL.COM

RS Group of Companies, Inc.
200 Yorkland Boulevard, Suite 200
Toronto, Ontario, Canada M2J 5CI

Re:   RS Group of Companies, Inc. - Registration Statement on Form SB-2

Ladies and Gentlemen:

      We have acted as special counsel for RS Group of Companies, Inc., a corporation organized under the laws of the State of Florida (the "Company"), for the limited purpose of rendering this opinion in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of common stock, no par value per share, of the Company (the "COMMON STOCK") in the aggregate amount of 22,650,000 shares of Common Stock (the "SHARES") to be offered and sold by certain securities holders of the Company (the "SELLING STOCKHOLDERS").

      We were not engaged to prepare the Registration Statement on Form SB-2, Registration No. 333-115433, (the "REGISTRATION STATEMENT"), and we have not prepared any portion of the Registration Statement. We express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement, and we hereby disclaim any responsibility for the content of the Registration Statement.

      The Registration Statement relates to up to 22,650,000 Shares in connection with the resale by the Selling Stockholders of: (i) up to 10,725,000 of the Shares that may be issued upon conversion of shares of Series B Convertible Preferred Stock that were issued in a private placement that closed on April 28, 2004 (the "SERIES B PREFERRED"); (ii) up to 10,725,000 of the Shares that may be issued upon exercise of certain warrants issued in connection with the Series B Preferred private placement (5,362,500 of the Shares issuable upon the exercise of the Company's outstanding three-year Common Stock purchase warrants having an exercise price of $1.50 per share (the "B-1 WARRANTS") and 5,362,500 of the Shares issuable upon the exercise of the Company's outstanding three-year Common Stock purchase warrants having an exercise price of $2.25 per share (the "B-2 WARRANTS")); (iii) 500,000 of the Shares that have been issued to Ardent Advisors, LLC (the "ARDENT COMMON SHARES") and (iv) 700,000 of the Shares that have been issued to The Del Mar Consulting Group, Inc. (the "DEL MAR COMMON SHARES").

      In rendering the opinions set forth herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

            (a) The Articles of Incorporation of the Company, as amended to date, certified as true and correct by the Secretary of State of the State of Florida;

            (b) The Bylaws of the Company, as amended to date certified as true and correct by the Secretary of the Company;

            (c) A Good Standing Certificate for the Company, issued by the Secretary of State of the State of Florida on July 16, 2004, a copy of which is attached to this letter;

            (d) A copy of the Certificate of Designation for the Series B Preferred, with Articles of Correction filed on April 28, 2004 as certified by the Secretary of State of Florida;
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RS Group of Companies, Inc
July 27, 2004
Page 2


            (e) A copy of the Unanimous Consent of the Board of Directors of the Company dated April 28, 2004 with respect to the designation of the Series B Preferred and the terms and conditions thereof and the approval of the above mentioned private placement and the sale and issuance of the Series B Preferred, the B-1 Warrants and the B-2 Warrants;

            (f) A copy of the Unanimous Consent of the Board of Directors of the Company dated July 16, 2004 with respect to the authorization of the issuance of the Ardent Common Shares and the Del Mar Common Shares;

            (g) A copy of the computerized print-out of Interwest Transfer Company, Inc., the Company's transfer agent, showing the issued and outstanding stock of each stockholder of record for the Company's Common Stock (copy certified as of July 15, 2004 and recertified as of July 26, 2004), Series A Convertible Preferred Stock (copy certified as of July 14, 2004), and the Series B Preferred (copy certified as of July 14, 2004);

            (h)   A copy of the Registration Statement with exhibits; and

            (i) Such other documents as we have deemed relevant and necessary as a basis for the opinions provided herein.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photocopies, the authenticity of the originals of such latter documents, the accuracy and completeness of all documents and records reviewed by us, the accuracy, completeness and authenticity of each certificate issued by any government official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate.

      As to any facts material to our opinions expressed herein, we have relied upon a certificate of the President of the Company with respect to certain factual matters. We have also made such examination of and opine upon Florida law as we have deemed necessary for purposes of the opinions provided herein.

      Based upon our examination and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Florida with full corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

2. The Series B Preferred have been duly authorized by all necessary corporate action, have been validly issued and are fully paid and non-assessable.

3. The B-1 Warrants and the B-2 Warrants have been duly authorized by all necessary corporate action and have been validly issued.

4. The Ardent Common Shares and the Del Mar Common Shares have been duly authorized by all necessary corporate action, have been validly issued and are fully paid and non-assessable.
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RS Group of Companies, Inc
July 27, 2004
Page 3


5. 10,725,000 of the Shares issuable upon the conversion of the Series B Preferred, 5,362,500 of the Shares issuable upon the exercise of the B-1 Warrants and 5,362,500 of the Shares issuable upon the exercise of the B-2 Warrants have been duly authorized and reserved for issuance and, when delivered upon conversion or against payment in full, as provided in the Certificate of Designation for the Series B Preferred or the respective warrant certificates for the B-1 Warrants or the B-2 Warrants, as applicable, will be validly issued, fully paid and non-assessable.

      We hereby consent to the Company's filing of this legal opinion with the Securities and Exchange Commission as Exhibit 5.1 to its registration statement on Form SB-2.

      This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion letter is given as of the date hereof, and we expressly disclaim any obligation to update or supplement our opinions or statements of belief contained herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

      In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act or the rules and regulations thereunder.

                                  Yours truly,

                                  /s/ Eric P. Littman, P.A.
                                      ------------------------------------
                                      Eric P. Littman, P.A.